Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Fourth Quarter and Full Year 2024 Financial Results

Fourth Quarter Highlights:

•Achieved revenue of $97.3 million in the fourth quarter of 2024 versus $93.7 million in the fourth quarter of 2023, an increase of 4% on a GAAP basis and 3% on a non-GAAP constant currency basis
•Achieved revenue of $388.5 million for the full year of 2024 versus $354.0 million for the full year of 2023, an increase of 10% on a GAAP basis and 9% on a non-GAAP constant currency basis
•Net loss was $(16.5) million, or $(0.39) per fully diluted share and non-GAAP net income was $0.2 million, or $0.00 per fully diluted share in the fourth quarter of 2024. For the full year, net loss was $(13.4) million, compared to a net loss of $(30.7) million in the 2023 fiscal year
•Adjusted EBITDA increased 15% to $17.6 million in the fourth quarter of 2024 compared to $15.3 million in the fourth quarter of 2023. For the full year adjusted EBITDA increased 32% to $71.3 million
•Generated $22.2 million of operating cash flow and $11.0 million of non-GAAP free cash flow for the full year of 2024
•Granted Humanitarian Device Exemption (HDE) by the U.S. Food and Drug Administration (FDA) for the AMDS Hybrid Prosthesis
•Submitted second module of the pre-market approval application (PMA) to the FDA for AMDS Hybrid Prosthesis

ATLANTA, GA – (February 24, 2025) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the fourth quarter and year ended December 31, 2024.

“2024 was an excellent year for Artivion, marked by robust revenue and adjusted EBITDA growth, which enabled us to deliver positive free cash flow while making significant strides in key clinical and regulatory initiatives. Revenue growth in the fourth quarter was driven by year-over-year growth in On-X of 10%, stent grafts of 10%, and BioGlue of 8% all compared to the fourth quarter of 2023. On a constant currency basis, year-over-year, On-X, stent grafts, and BioGlue grew 10%, 8%, and 7%, respectively. We also saw continued revenue strength in Latin America which grew 26% both in the fourth quarter and for the full year 2024 on a constant currency basis compared to last year.” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin continued, “In addition to our commercial results, we were also thrilled to receive a Humanitarian Device Exemption from the FDA for AMDS. This enables us to deliver our groundbreaking, life-saving technology to patients while we continue to work with the FDA toward PMA approval.”

Mr. Mackin added, “Q4 was a continuation of the outstanding progress we saw this year on multiple clinical and regulatory fronts. First, new clinical data from our AMDS PERSEVERE trial was presented in a Late-Breaking Science session at the Society of Thoracic Surgeons. It demonstrated sustained benefit of AMDS out to one-year, including a 50% reduction in mortality at one-year as compared to the reference cohort. Second, we submitted our second module of the PMA application to the FDA for AMDS.”

Mr. Mackin concluded, “Finally, I’d like to thank our team members for their dedication to mitigating the late November 2024 cybersecurity incident and maintaining our ability to continue serving our customers and their patients. Thanks to their hard work, we are operating at normal levels across the business, with any remaining inefficiencies expected to be resolved in the near-term. While our Q4 revenues were negatively impacted, we do not expect this incident to meaningfully impact our business for the full year 2025. Looking ahead for 2025, we remain confident in our ability to execute on our best-in-class pipeline and drive sustained double-digit revenue growth and adjusted EBITDA growth at twice the pace of constant currency revenue growth."

Fourth Quarter 2024 Financial Results
Total revenues for the fourth quarter of 2024 were $97.3 million, an increase of 4% on a GAAP basis and 3% on a non-GAAP constant currency basis, both compared to the fourth quarter of 2023.

Net loss for the fourth quarter of 2024 was $(16.5) million, or $(0.39) per fully diluted common share, compared to net loss of $(4.0) million, or $(0.10) per fully diluted common share for the fourth quarter of 2023. Non-GAAP net income for the fourth quarter of 2024 was $0.2 million, or $0.00 per fully diluted common share, compared to non-GAAP net income of $4.6 million, or $0.11 per fully diluted common share for the fourth quarter of 2023. Non-GAAP net income for the fourth quarter of 2024 includes pretax losses related to foreign currency revaluation of $5.4 million.

Full Year 2024 Financial Results
Total revenues for 2024 were $388.5 million, an increase of 10% on a GAAP basis and 9% on a non-GAAP constant currency basis, both compared to the full year of 2023.

Net loss for 2024 was $(13.4) million, or $(0.32) per fully diluted common share, compared to net loss of $(30.7) million, or $(0.75) per fully diluted common share for the full year of 2023. Non-GAAP net income for the full year of 2024 was $10.8 million, or $0.25 per fully diluted common share, compared to non-GAAP net income of $8.4 million, or $0.20 per fully diluted common share for the full year of 2023. Non-GAAP net income for the full year of 2024 includes pretax losses related to foreign currency revaluation of $5.4 million.

2025 Financial Outlook
Artivion expects revenues for the full year 2025 to be in the range of $420 to $435 million, representing growth of 10% to 14% on a constant currency basis compared to 2024. At current exchange rates, the Company expects currency to negatively impact year-over-year as reported revenue growth rates by approximately 2%.

Additionally, Artivion expects adjusted EBITDA growth of between 18% and 28% for the full year 2025 compared to 2024, resulting in an expected range of $84 to $91 million for 2025.

The Company's financial performance for 2025 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, business development, integration, and severance income or expense, loss on extinguishment of debt, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. The Company believes it is useful to exclude certain expenses and revenues because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2025 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation; business development, integration, and severance income or expense; loss on extinguishment of debt; and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on February 24, 2025, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13749878.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth and growth drivers, earnings, currency impacts, and other financial measures and related information; our anticipated capital needs and capital structure; our beliefs about our competitive advantages and market opportunities; our expected product mix; anticipated quarterly fluctuations in our business; the timeline for regulatory approval for AMDS and other products; the benefits of receiving the Humanitarian Device Exemption and Breakthrough Designation for AMDS; our expected geographies and timeframes for commercializing our products; that our revenues for the full year 2025 will be in the range of $420 to $435 million, representing revenue growth of between 10% to 14% compared to 2024 on a constant currency basis; that we expect, at current exchange rates, a negative 2% currency impact on the 2025 full year revenues; our beliefs and expectations about the impact of the November 2024 cybersecurity incident; and that we expect non-GAAP adjusted EBITDA to increase between 18% and 28% for the full year 2025 compared to 2024, resulting in non-GAAP adjusted EBITDA in the range of $84 to $91 million in 2025. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from our new credit facility, the Ascyrus Medical LLC transaction and Endospan agreements, and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; the uncertainty regarding potential unknown or future impacts of the November 2024 cybersecurity incident; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2024. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
In Thousands, Except Per Share Data

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenues:
Products	$74,662	$69,144	$290,230	$261,185
Preservation services	22,646	24,526	98,307	92,819
Total revenues	97,308	93,670	388,537	354,004

Cost of products and preservation services:
Products	26,678	22,511	99,385	84,595
Preservation services	9,128	10,064	40,371	40,233
Total cost of products and preservation services	35,806	32,575	139,756	124,828

Gross margin	61,502	61,095	248,781	229,176

Operating expenses:
General, administrative, and marketing	51,429	50,278	181,455	208,977
Research and development	7,404	7,645	28,452	28,707
Total operating expenses	58,833	57,923	209,907	237,684
Gain from sale of non-financial assets	—	—	—	(14,250)
Operating income	2,669	3,172	38,874	5,742

Interest expense	9,742	6,244	34,277	25,299
Interest income	(374)	(398)	(1,467)	(1,077)
Loss on extinguishment of debt	—	—	3,669	—
Other expense (income), net	9,903	(2,083)	9,909	3,106

Loss before income taxes	(16,602)	(591)	(7,514)	(21,586)
Income tax (benefit) expense	(119)	3,384	5,845	9,104

Net loss	$(16,483)	$(3,975)	$(13,359)	$(30,690)

Loss per share:
Basic	$(0.39)	(0.10)	$(0.32)	$(0.75)
Diluted	$(0.39)	$(0.10)	$(0.32)	$(0.75)

Weighted-average common shares outstanding:
Basic	41,882	40,898	41,676	40,743
Diluted	41,882	40,898	41,676	40,743

Net loss	$(16,483)	$(3,975)	$(13,359)	$(30,690)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(15,399)	9,167	(12,917)	9,599
Comprehensive (loss) income	$(31,882)	$5,192	$(26,276)	$(21,091)

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands

	December 31,
	2024	2023
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$53,463	$58,940
Trade receivables, net	79,462	71,796
Other receivables	6,431	2,342
Inventories	79,766	81,976
Deferred preservation costs	51,701	49,804
Prepaid expenses and other	19,257	15,810

Total current assets	290,080	280,668

Goodwill	240,958	247,337
Acquired technology, net	128,051	142,593
Operating lease right-of-use assets, net	39,726	43,822
Property and equipment, net	36,403	38,358
Other intangibles, net	28,332	29,638
Deferred tax assets, net	1,068	1,087
Other long-term assets	24,483	8,894

Total assets	$789,101	$792,397

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands, Except Par Value

	December 31,
	2024	2023
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$17,971	$13,318
Accrued compensation	18,342	18,715
Accrued expenses	11,834	10,449
Accrued interest	8,170	2,283
Taxes payable	2,934	3,840
Accrued procurement fees	1,704	1,439
Current maturities of operating leases	4,489	3,395
Current portion of finance lease obligations	601	582
Current portion of long-term debt, net	195	1,451
Other current liabilities	583	2,390

Total current liabilities	66,823	57,862

Long-term debt, net	314,152	305,531
Contingent consideration	52,880	63,890
Non-current maturities of operating leases	39,988	43,977
Deferred tax liabilities, net	20,183	21,851
Deferred compensation liability	7,977	6,760
Non-current finance lease obligations	2,833	3,405
Other long-term liabilities	8,065	7,341

Total liabilities	512,901	510,617

Commitments and contingencies

Stockholders' equity:

Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 43,432 and 42,569 shares issued as of December 31, 2024 and 2023, respectively	434	426
Additional paid-in capital	376,607	355,919
Retained deficit	(61,266)	(47,907)
Accumulated other comprehensive loss	(24,927)	(12,010)
Treasury stock at cost, 1,487 shares as of December 31, 2024 and 2023	(14,648)	(14,648)

Total stockholders' equity	276,200	281,780

Total liabilities and stockholders' equity	$789,101	$792,397

Artivion, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
In Thousands

	Year Ended December 31,
	2024	2023
	(Unaudited)
Net cash flows from operating activities:
Net loss	$(13,359)	$(30,690)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	24,205	23,076
Non-cash compensation	14,242	14,422
Non-cash lease expense	4,915	4,541
Write-down of inventories and deferred preservation costs	4,434	4,785
Non-cash interest expense	3,866	1,858
Deferred income taxes	(1,511)	(1,385)
Change in fair value of contingent consideration	(11,010)	23,490
Endospan fair value adjustments	4,329	5,000
Loss on extinguishment of debt	3,669	—
Gain on sale of non-financial assets	—	(14,250)
Other	5,699	1,358

Changes in operating assets and liabilities:
Receivables	(15,395)	(4,050)
Inventories and deferred preservation costs	(6,137)	(14,360)
Prepaid expenses and other assets	(5,209)	535
Accounts payable, accrued expenses, and other liabilities	9,498	4,495
Net cash flows provided by operating activities	22,236	18,825

Net cash flows from investing activities:
Capital expenditures	(11,188)	(9,752)
Payments under Endospan agreements	(17,000)	(5,000)
Proceeds from sale of non-financial assets, net	—	14,250
Net cash flows used in investing activities	(28,188)	(502)

Net cash flows from financing activities:
Proceeds from issuance of long-term debt	184,000	—
Proceeds from revolving credit facility	28,500	—
Repayment of debt	(211,831)	(2,772)
Proceeds from exercise of stock options and issuance of common stock	5,728	3,955
Payment of debt issuance costs	(2,544)	(249)
Proceeds from financing insurance premiums	—	3,558
Principal payments on short-term notes payable	(1,027)	(2,531)
Redemption and repurchase of stock to cover tax withholdings	—	(559)
Other	(623)	(537)
Net cash flows provided by financing activities	2,203	865

Effect of exchange rate changes on cash and cash equivalents	(1,728)	401
(Decrease) increase in cash and cash equivalents	(5,477)	19,589

Cash and cash equivalents, beginning of year	58,940	39,351
Cash and cash equivalents, end of year	$53,463	$58,940

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Products:
Aortic stent grafts	$30,145	$27,437	$123,081	$107,469
On-X	22,178	20,182	83,982	74,528
Surgical sealants	19,935	18,513	73,898	68,016
Other	2,404	3,012	9,269	11,172
Total products	74,662	69,144	290,230	261,185

Preservation services	22,646	24,526	98,307	92,819
Total revenues	$97,308	$93,670	$388,537	$354,004

North America	49,261	50,062	197,940	187,603
Europe, the Middle East, and Africa	33,362	30,206	131,518	114,814
Asia Pacific	9,574	8,922	37,202	33,577
Latin America	5,111	4,480	21,877	18,010
Total revenues	$97,308	$93,670	$388,537	$354,004

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended December 31,				Percent Change From Prior Year
	2024	2023
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$30,145	$27,437	$364	$27,801	8%
On-X	22,178	20,182	(6)	20,176	10%
Surgical sealants	19,935	18,513	49	18,562	7%
Other	2,404	3,012	3	3,015	(20)%
Total products	74,662	69,144	410	69,554	7%

Preservation services	22,646	24,526	(7)	24,519	(8)%
Total	$97,308	$93,670	$403	$94,073	3%

North America	49,261	50,062	(18)	50,044	(2)%
Europe, the Middle East, and Africa	33,362	30,206	844	31,050	7%
Asia Pacific	9,574	8,922	—	8,922	7%
Latin America	5,111	4,480	(423)	4,057	26%
Total	$97,308	$93,670	$403	$94,073	3%

	Revenues for the Year Ended December 31,				Percent Change From Prior Year
	2024	2023
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$123,081	107,469	$1,052	$108,521	13%
On-X	83,982	74,528	(8)	74,520	13%
Surgical sealants	73,898	68,016	39	68,055	9%
Other	9,269	11,172	8	11,180	(17)%
Total products	290,230	261,185	1,091	262,276	11%

Preservation services	98,307	92,819	(34)	92,785	6%
Total	$388,537	$354,004	$1,057	$355,061	9%

North America	197,940	187,603	(75)	187,528	6%
Europe, the Middle East, and Africa	131,518	114,814	1,838	116,652	13%
Asia Pacific	37,202	33,577	—	33,577	11%
Latin America	21,877	18,010	(706)	17,304	26%
Total	$388,537	$354,004	$1,057	$355,061	9%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$51,429	$50,278	$181,455	$208,977
Business development, integration, and severance expense (income)	1,297	2,531	(10,626)	24,992
Cybersecurity incident	2,602	—	2,602	—
Corporate rebranding expense	—	72	—	355
Abandonment of CardioGenesis cardiac laser therapy business	—	—	—	160
Adjusted G&A, non-GAAP	$47,530	$47,675	$189,479	$183,470

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of net loss, GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net loss, GAAP	$(16,483)	$(3,975)	$(13,359)	$(30,690)
Adjustments:
Interest expense	9,742	6,244	34,277	25,299
Interest income	(374)	(398)	(1,467)	(1,077)
Income tax (benefit) expense	(119)	3,384	5,845	9,104
Depreciation and amortization	6,295	5,816	24,205	23,076
EBITDA, non-GAAP	(939)	11,071	49,501	25,712

Non-cash compensation	2,743	3,956	14,242	14,422
Business development, integration, and severance expense (income)	5,821	2,425	(6,102)	29,269
Cybersecurity incident	4,583	—	4,583	—
Loss on extinguishment of debt	—	—	3,669	—
Loss (gain) on foreign currency revaluation	5,398	(2,192)	5,369	(2,080)
Abandonment of CardioGenesis cardiac laser therapy business	—	—	—	390
Corporate rebranding expense	—	72	—	355
Gain from sale of non-financial assets	—	—	—	(14,250)

Adjusted EBITDA, non-GAAP	$17,606	$15,332	$71,262	$53,818

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by operating activities	$10,139	$9,299	$22,236	$18,825
Capital expenditures	(1,425)	(2,669)	(11,188)	(9,752)
Free cash flows, non-GAAP	$8,714	$6,630	$11,048	$9,073

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP:
Loss before income taxes	$(16,602)	$(591)	$(7,514)	$(21,586)
Income tax expense	(119)	3,384	5,845	9,104
Net loss	$(16,483)	$(3,975)	$(13,359)	$(30,690)

Diluted loss per common share	$(0.39)	$(0.10)	$(0.32)	$(0.75)

Diluted weighted-average common shares outstanding	41,882	40,898	41,676	40,743

Reconciliation of loss before income taxes, GAAP to adjusted income, non-GAAP
Loss before income taxes, GAAP:	$(16,602)	$(591)	$(7,514)	$(21,586)
Adjustments:
Amortization expense	4,205	3,745	15,855	15,198
Business development, integration, and severance expense (income)	5,821	2,425	(6,102)	29,269
Non-cash interest expense	2,256	467	3,866	1,858
Cybersecurity incident	4,583	—	4,583	—
Loss on extinguishment of debt	—	—	3,669	—
Abandonment of CardioGenesis cardiac laser therapy business	—	—	—	390
Corporate rebranding expense	—	72	—	355
Gain from sale of non-financial assets	—	—	—	(14,250)
Adjusted income before income taxes, non-GAAP	263	6,118	14,357	11,234

Income tax expense calculated at a tax rate of 25%	66	1,529	3,589	2,808
Adjusted net income, non-GAAP	$197	$4,589	$10,768	$8,426

Reconciliation of diluted loss per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted loss per common share, GAAP:	$(0.39)	$(0.10)	$(0.32)	$(0.75)
Adjustments:
Amortization expense	0.10	0.09	0.37	0.37
Business development, integration, and severance expense (income)	0.14	0.06	(0.14)	0.71
Non-cash interest expense	0.05	0.01	0.09	0.04
Cybersecurity incident	0.11	—	0.11	—
Loss on extinguishment of debt	—	—	0.09	—
Abandonment of CardioGenesis cardiac laser therapy business	—	—	—	0.01
Corporate rebranding expense	—	—	—	0.01
Gain from sale of non-financial assets	—	—	—	(0.34)
Tax effect of non-GAAP adjustments	(0.10)	(0.03)	(0.13)	(0.20)
Effect of 25% tax rate	0.09	0.08	0.18	0.35
Adjusted diluted income per common share, non-GAAP	$—	$0.11	$0.25	$0.20

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	41,882	40,898	41,676	40,743
Adjustments:
Effect of dilutive stock options and awards	1,319	802	1,077	598
Diluted weighted-average common shares outstanding, non-GAAP	43,201	41,700	42,753	41,341